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Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 2, 2010 on the statements of revenues and direct operating expenses of the research instruments portion of ACCEL Instruments GmbH, in the Registration Statement (Form S-1) and related Prospectus of Bruker Energy & Supercon Technologies, Inc. dated September 2, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 2, 2010

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  Exhibit 23.2